UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2024

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders
On April 23, 2024, Bakkt Holdings, Inc. (the “Company”) held a special meeting of the stockholders (the “Special Meeting”). At the Special Meeting, 46,760,441 shares of the Company’s Class A common stock (“Class A Common Stock”) and 177,681,925 shares of the Company’s Class V common stock (“Class V Common Stock” and, together with the Class A Common Stock, the “Common Stock”), together representing approximately 69.8% of the voting power of all issued and outstanding shares of Common Stock as of March 21, 2024, the record date for the Special Meeting, and constituting a quorum for the transaction of business, were present and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the U.S. Securities and Exchange Commission on April 4, 2024 (the “Special Meeting Proxy Statement”).
1. The NYSE Issuance Proposal
Prior to being able to issue the (1) 8,772,016 shares of Class A Common Stock, Class 1 Warrants (“Class 1 Warrants”) to purchase up to 4,386,008 shares of Class A Common Stock and Class 2 Warrants (“Class 2 Warrants”) to purchase up to 4,386,008 shares of Class A Common Stock to Intercontinental Exchange Holdings, Inc. (“ICE”) in a subsequent closing pursuant to the securities purchase agreement, dated as of February 29, 2024, by and between the Company and ICE (the “ICE Purchase Agreement”), and (2) up to 14,417,531 shares of Class A Common Stock upon exercise of the alternative cashless exercise provision of the Class 2 Warrants that were issued in the concurrent registered direct offerings that initially closed on March 4, 2024 (the “Concurrent Registered Direct Offerings”), including those issued pursuant to the ICE Purchase Agreement, the Company must have obtained, pursuant to Section 312.03 of the New York Stock Exchange’s (the “NYSE”) Listed Company Manual (the “NYSE Manual”), the approval of the holders of a majority of the total votes of shares of Common Stock cast at the Special Meeting, excluding any shares of Class A Common Stock that were issued and acquired pursuant to the Concurrent Registered Direct Offerings prior to the record date for the Special Meeting (such proposal, the “NYSE Issuance Proposal”).
The voting results for the NYSE Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
208,531,459	15,547,882	363,025	—
After reviewing the voting results from the NYSE Issuance Proposal, the Company determined that the Company received the requisite approvals for treating the NYSE Issuance Proposal as having passed for purposes of Section 312.03 of the NYSE Manual.
2.The Reverse Stock Split and Related Matters Proposal
The stockholders approved an amendment to the Company’s certificate of incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding Common Stock, at a ratio equal to 1-for-25 (the “Reverse Stock Split Ratio”) and, contemporaneously with the Reverse Stock Split, a proportionate reduction in the number of authorized shares of Common Stock corresponding to the Reverse Stock Split Ratio. The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
203,297,493	21,007,645	137,228	—
Item 8.01 Other Events
On April 23, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 25, 2024, the Company completed the subsequent sale and issuance of 8,772,016 shares of Class A Common Stock, Class 1 Warrants to purchase up to 4,386,008 shares of Class A Common Stock and Class 2 Warrants to purchase up to 4,386,008 shares of Class A Common Stock to ICE pursuant to the ICE Purchase Agreement. The Company received aggregate gross proceeds of approximately $7.6 million from such issuance, which it expects to use for working capital and other general corporate purposes.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary

Dated: April 25, 2024